Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                      FURNITURE BRANDS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                          43-0337683
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

101 South Hanley Road, St. Louis, Missouri                      63105
(Address of principal executive offices)                     (Zip Code)

                      FURNITURE BRANDS INTERNATIONAL, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------
                         Jerry Lybarger, General Counsel
                      Furniture Brands International, Inc.
                              101 South Hanley Road
                            St. Louis, Missouri 63105
                     (Name and address of agent for service)

                                  314-863-1100
          (Telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
Title of               Amount               Proposed                 Proposed                Amount of
securities             to be                maximum                  maximum                 registration
to be                  registered           offering price           aggregate               fee
registered                                  per share*               offering price*(2)
-----------------------------------------------------------------------------------------------------------
Common Stock            2,700,000           $22.52                    $60,804,000               $5,593.97
(No par value)(1)       shares
------------------------------------------------------------------------------------------------------------


(1)Includes associated rights to purchase share of Series A Junior Participating Preferred Stock, par value $0.001 per share of the Registrant.

(2)For the purpose of computing the registration fee only. Pursuant to Rule 457(c), the average of the high and low prices, as reported on the New York Stock Exchange on September 25, 2002

Item 3. Incorporation of Certain Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and shall be deemed to be a part hereof:

1.   The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     2001;

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

3. Our Current Reports on Form 8-K filed on January 11, 2002; as amended on March 14, 2002 and on June 26, 2002; January 30, 2002; March 4, 2002; April 26, 2002; June 10, 2002; June 26, 2002; July 26, 2002; August 12, 2002 and
     September 12, 2002; and

4. The description of Furniture Brands Common Stock contained in its Registration Statement on Form S-3 (File No. 333-84992) effective with the Commission on August 2, 2002 and the description of the associated Series A Junior Participating Preferred Stock contained in its Form 8-A Registration Statement filed with the Commission on July 31, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interest of Named Experts and Counsel

     The validity of the Furniture Brands Common Stock offered hereby is being passed on for the Company by Jerry Lybarger, General Counsel of the Company.



Item 6. Indemnification of Directors and Officers

     Section 145 ("Section 145") of the Delaware General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The Company's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the By-laws. The Company maintains such insurance.

     The directors and former directors of the Company have entered into and are the beneficiaries of indemnification agreements with the Company. These agreements provide indemnity protection for such persons which is substantially the same as that authorized by the Delaware General Corporation Law and provided for in the Company's By-laws.

Item 7. Exemption from Registration Claimed

     Not applicable.


Item 8. Exhibits

          4(a) Furniture Brands  International,  Inc.'s Restated  Certificate of
               Incorporation, as amended (Incorporated by reference to Exhibit 3(a) to Furniture Brands International Inc.'s report on Form 10-Q for the quarter ended March 31, 2002).

          4(b) By-Laws of  Furniture  Brands  International,  Inc.  Revised  and
               Amended to May 6, 1998 (Incorporated by reference to Exhibit 10(b) to Furniture Brands International, Inc.'s report on Form 10-Q for the quarter ended March 31, 1998).

          4(c) Rights Agreement,  dated as of July 30, 1998, between the Company and Bank of New York, as Rights Agent. (Incorporated by reference to Exhibit 4(b) to Furniture Brands International, Inc.'s Quarterly report on Form 10-Q for the quarter ended June 30, 1998.)

          4(d) Certificate of  Designations,  Preferences and Rights of Series A
               Junior Participating Preferred Stock of the Company. (Incorporated by reference to Exhibit 4(c) to Furniture Brands International, Inc.'s Report on From 10-Q for the quarter ended June 30, 1998.)

          4(e) Registration  Rights  Agreement,  made  and  entered  into  as of
               December 28, 2001, by and among the Company, Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc., Maitland-Smith Pacific, LTD and LifeStyle Furnishings International, Ltd. (Incorporated by reference to
               Exhibit 4 to Furniture Brands International, Inc.'s report on Form 8-K, dated January 11, 2002, as amended on March 14, 2002 and on June 26, 2002.)

          4(f) Furniture Brands  International,  Inc.'s 1999 Long-Term Incentive
               Plan, as amended.

          5 Opinion of Jerry Lybarger, General Counsel of Furniture Brands International, Inc., as to the legality of the securities to be registered including his consent.

          23(a) Consent of KPMG LLP.

          23(b) Consent of Jerry Lybarger (included in Exhibit No. 5)

          24   Power of Attorney

Item 9. Undertakings

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 26th day of September, 2002

                                    Furniture Brands International, Inc.



                           By:   /s/W.G. Holliman
                                 ---------------------------------
                                  W.G. Holliman
                                  Chairman of the Board, President
                                    and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on September 26, 2002.

         Signature                                         Title


/s/W.G. Holliman                                  President and Director
----------------------------                      (Principal Executive Officer)
(W.G. Holliman)


Katherine Button Bell*                                        Director
-------------------------
(Katherine Button Bell)


Bruce A. Karsh*                                               Director
-------------------------
(Bruce A. Karsh)


Donald E. Lasater*                                            Director
-------------------------
(Donald E. Lasater)


Lee M. Liberman*                                              Director
------------------------
(Lee M. Liberman)


Richard B. Loynd*                                             Director
------------------------
(Richard B. Loynd)


Albert E. Suter*                                              Director
--------------------------
(Albert E. Suter)


/s/David P. Howard                            Vice President and Treasurer
---------------------------                   (Principal Financial Officer)
(David P. Howard)


/s/Steven W. Alstadt                           Controller
-----------------------------                  (Principal Accounting Officer)
(Steven W. Alstadt)


     *This Registration Statement is hereby signed on behalf of each of the persons so designated by the undersigned pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.



                                /s/Robert L. Kaintz
                                ----------------------------------
                                Robert L. Kaintz
                                Attorney-in-Fact

                                                                    Exhibit 4(f)

                      FURNITURE BRANDS INTERNATIONAL, INC.
                          1999 LONG-TERM INCENTIVE PLAN


     1. PURPOSE. The purpose of the 1999 Long-Term Incentive Plan (the "Plan") of Furniture Brands International, Inc. (the "Furniture Brands") is to promote the interests of Furniture Brands and its stockholders (i) by attracting and retaining exceptional executive personnel and other key employees of Furniture Brands, (ii) by motivating such key employees to remain in the employ of Furniture Brands and to work to the best of their abilities for the achievement of Furniture Brands' strategic growth objectives, and (iii) by encouraging ownership of Furniture Brands' Common Stock ("Common Stock" or "Shares") by such key employees. Furniture Brands intends to accomplish these purposes by awarding to such key employees long-term, equity-based incentives, which, if performance objectives and/or service requirements with Furniture Brands are achieved, will permit them to share in Furniture Brands' success.

     2. PARTICIPANTS. (a) Participants in the Plan ("Participants") shall be those full time employees of Furniture Brands whom the Committee (as herein defined) determines, in its discretion, to be key employees important to the growth of Furniture Brands, and to whom the Committee shall make any award under the Plan. At the discretion of the Committee, outside directors of Furniture Brands may also be Participants in the Plan. As used in this Plan, "Furniture Brands" includes all subsidiaries and divisions of Furniture Brands, and any other entities in which Furniture Brands or one of its subsidiaries has a significant equity or other interest as determined by the Committee. Awards made under the Plan shall not be affected by any change of employment so long as the Participant continues to be an employee of Furniture Brands.

     (b) No person shall have any claim or right to receive an award under the Plan, and nothing in the Plan or in any award made pursuant to the Plan shall alter the terms of any participant's employment or confer on any Participant any right to continue in the employ of Furniture Brands or interfere in any way with the right of Furniture Brands to terminate his or her employment at any time.

     3. ADMINISTRATION. (a) The Plan shall be administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of Furniture Brands, or such other committee as the Board may determine, provided that the Committee shall consist of two or more members who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom and the times at which awards shall be made under the Plan, the number of Shares subject to each award, and the terms and provisions of each award. In making such determinations the Committee may take into account any factors that the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee's determinations on matters relating to the Plan shall be final and conclusive on Furniture Brands and all Participants. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith.

     4. SHARES COVERED BY THE PLAN. (a) The number of Shares allocated to and reserved for award under the Plan shall be the total of: (i) 4,950,000 Shares, plus (ii) all Shares which are reserved for issuance and available for award in the Furniture Brands 1992 Stock Option Plan (the "1992 Plan") as of the Effective Date (as defined herein), plus (iii) all Shares which become available for award (due to cancellation or otherwise) under the 1992 Stock Option Plan before or after the Effective Date. The maximum aggregate number of stock options and Stock Appreciation Rights which may be awarded to a Participant in any given year shall be 250,000 Shares, and the maximum aggregate number of Performance Shares and Shares of Restricted Stock which may be awarded to a Participant for any given performance or restriction period shall be 250,000 Shares. Throughout the term of the Plan, not more than 750,000 of the Shares allocated to and reserved for award under the Plan shall be awarded as Performance Shares or Shares of Restricted Stock.

     (b) Any Shares covered by any award or portion of an award made under the Plan, which is forfeited, canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan, and the Committee may again award to an existing or new Participant the Shares so canceled or forfeited.

     (c) The number of Shares reserved and available for award under the Plan, the number of Shares covered by each outstanding award, the price per share in each award and performance standards may all be appropriately and equitably adjusted by the Committee for any change in the Common Stock resulting from stock dividends, stock splits, spin-offs, combination or exchange of Shares, reclassification, reorganization, merger, consolidation, recapitalization and similar matters affecting outstanding Shares. The determination of the Committee shall be final and conclusive in this regard. No fractional Shares shall be awarded or issued under the Plan; cash may be paid in lieu of any fractional Shares in settlement of awards. In the event Furniture Brands enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee shall make awards under the Plan to employees or former employees of such corporation in substitution of awards previously made to them upon such terms and conditions as shall be necessary to qualify such award as a substitution described in Section 424(a) of the Code.

     (d) Furniture Brands will allocate and reserve in each fiscal year a sufficient number of Shares for issuance upon the exercise of options and Stock Appreciation Rights awarded under the Plan. Furniture Brands may, in its discretion, use Shares held in the treasury or authorized but unissued Shares for the Plan.

     5. TIME OF AWARDS. Any award under this Plan shall be deemed to be made on the date on which the Committee takes formal action with respect to the award, provided that such award is evidenced by a written communication duly executed on behalf of Furniture Brands and delivered to the Participant within a reasonable time after the date of the Committee action.

6.   STOCK OPTIONS.

     (a) Nature of Awards. The Committee may, from time to time, award to Participants options to purchase Shares. Any option awarded under the Plan may, at the discretion of the Committee, qualify as an incentive stock option as defined in Section 422(b) of the Code ("Incentive Stock Option"), provided, however, that outside directors of Furniture Brands may not receive Incentive Stock Options. Unless it is designated an Incentive Stock Option by the Committee, any option awarded under the Plan shall be non-qualified. Any option awarded under the Plan shall be subject to the provisions of this Plan and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     (b) Option Price. The Committee shall determine the exercise price of any option granted under the Plan, provided however, that except for options awarded to replace pre-existing compensation or benefit programs, in no event shall any options be awarded at less than Fair Market Value at the time of grant. "Fair Market Value" for all purposes under this Plan shall be the closing price of Furniture Brands' Common Stock as reported on the New York Stock Exchange Composite Tape for the day in question ("Closing Price"); provided, however, that, in the absence of a Closing Price, the Committee may adopt any other comparable criteria for the determination of Fair Market Value as it may determine to be appropriate.

     (c) Payment of Option Prices. The exercise price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) pursuant to a cashless exercise process offered by Furniture Brands, (iii) in the discretion of the Committee, by the tender either actually or by attestation to Furniture Brands of Shares owned by the Participant and registered in the Participant's name or held for the Participant's benefit by a registered holder, having a Fair Market Value equal to the aggregate exercise price of the options being exercised, or
(iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii) or (iii) above. Provided, however, that a Participant may not tender Shares in exercise of an Incentive Stock Option if the Participant acquired such Shares through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) the Participant has held such Shares for at least one (1) year, and
(ii) at least two (2) years have elapsed since the option was awarded. The cash proceeds derived from the exercise of options are to be added to the general funds of Furniture Brands.

     (d) Taxes. Following exercise of an option, the Participant shall, no later than the date as of which an amount related to the option exercise first becomes includable in the gross income of the Participant for federal income tax purposes, pay to Furniture Brands, or make arrangements satisfactory to Furniture Brands regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Furniture Brands shall have the right at the time of exercise to deduct such taxes or to withhold sufficient Shares to satisfy Furniture Brands' obligation to withhold for federal, state and local taxes on such exercise.

     (e) Limitations Applicable to Incentive Stock Options. The maximum aggregate Fair Market Value (determined at the time an option is awarded) of Shares with respect to which any Participant may exercise Incentive Stock Options for the first time during any calendar year (under all plans of Furniture Brands and its Subsidiaries) shall not exceed the amount specified in
Section 422(d) of the Code. If the provisions of this Section limit the exercisability of certain Incentive Stock Options which would otherwise become exercisable on account of termination of employment or a Change of Control (as defined herein), the Committee, in its sole discretion, shall determine the time at which such Incentive Stock Options become exercisable so that the provisions of this Section are not violated. The Committee may not award Incentive Stock Options to any individual who, at the time the option is awarded, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Furniture Brands unless: (i) the Purchase Price is at least 110% of the Fair Market Value of the Shares subject to the option, and (ii) the option states that it is not exercisable after the expiration of five (5) years from the date of award.

     (f) Exercise of Options. The Committee shall fix the term of each option at the time of award, but no option shall be exercisable after the expiration of ten (10) years from the date of award. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall determine, at or subsequent to grant, which restrictions and conditions need not be uniform for all Participants; provided, however, that no option shall be exercisable before the first anniversary date of the award; and provided, further, that, except as provided in Paragraph (g) of this Section 6, no option may be exercised unless the Participant is at that time a full-time employee of Furniture Brands or a director of Furniture Brands and has been so employed or engaged continuously since the date of award.

     (g) Termination of Employment or Service as an Outside Director.

          (1) If a Participant's employment (or service as an outside director) terminates by reason of retirement, that Participant may exercise any option at any time within three (3) years after such termination, but only to the extent the Participant was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the option; provided however, that the Committee may, at or subsequent to grant, establish such longer or shorter period as it may determine in its discretion, but in any event not longer than five (5) years nor shorter than one (1) year after the date of such termination. For purposes of this Plan, "retirement" is defined as termination of service with Furniture Brands at or after attainment of age 55 with not less than ten years of service.

          (2) If a Participant's employment (or service as an outside director) terminates by reason of disability, that Participant may exercise any option at any time within one (1) year after such termination, but only to the extent the Participant was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the option. For purposes of this Plan, "disability" means the incapacity to attend to and perform effectively one's duties and responsibilities which continues for at least 26 weeks after its commencement, as determined by a physician selected by Furniture Brands. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

          (3) If a Participant's employment (or service as an outside director) terminates by reason of death while he or she is employed by or serving as an outside director of Furniture Brands, or within three (3) months after termination of such employment or service (or one (1) year in the case of the termination of employment or service by reason of disability, or five
     (5) years in the case of termination of employment or service by reason of retirement), any option held by a Participant may be exercised by a legatee or legatees under the Participant's last will, or by personal representatives or distributees, at any time within one (1) year after death, but only to the extent that the Participant was entitled to exercise at the date of such death, and in any event not after the expiration of the stated period of the option.

          (4) If a Participant's employment (or service as an outside director) terminates for any reason other than retirement, disability or death, that Participant may exercise any option at any time within three (3) months after such termination, but only to the extent the Participant was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the option.

     (h) Option Repurchase. The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by a Participant who is subject to Section 16(b) of the Securities Exchange Act of
1934) on such terms and conditions as the Committee shall establish and communicate to the Participant at the time the offer is made.

     (i) Restrictions on Shares. The Committee may require each Participant exercising an option under the Plan to represent to Furniture Brands in writing that he/she is not acquiring the Shares with a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend to be put on any such certificates to make appropriate reference to such restrictions.

     (j) Transferability of Options. Each option awarded under the Plan shall be non-transferable otherwise than by will or the laws of descent and distribution, provided, however, that the Committee may, in its sole discretion, authorize all or a portion of the options granted to a Participant to be on terms which permit transfer to: (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a partnership in which Immediate Family Members are the only partners, or (iv) a former spouse pursuant to a qualified domestic relations order, provided that subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

7.   STOCK APPRECIATION RIGHTS.

     (a) Tandem Stock Appreciation Rights. (a) The Committee may award Tandem Stock Appreciation Rights along with the award of any stock option under the Plan. A Tandem Stock Appreciation Right shall be the right of the option holder to surrender the related stock option and to receive from Furniture Brands cash and/or Shares equal to the excess of the Fair Market Value per Share on the date the Right is exercised over the exercise price of the related option. Tandem Stock Appreciation Rights may be granted at any time prior to the exercise or termination of the related stock options; provided, however that a Tandem Stock Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with that Incentive Stock Option. Tandem Stock Appreciation Rights may be exercised only (i) when the related stock option is also exercisable, (ii) when the Fair Market Value per Share exceeds the exercise price of the related option, and (iii) by surrender of the related option for cancellation.

     (b) Free-Standing Stock Appreciation Rights. The Committee may also award Free-Standing Stock Appreciation Rights. A Free-Standing Stock Appreciation Right shall not relate to any particular option award, but shall be the right of a Participant to receive from Furniture Brands cash and/or Shares equal to the excess of the Fair Market Value per Share on the date the Right is exercised over the "Base Price" established by the Committee at the time of award. Subject to the same limitations as are included in Section 6(c) with respect to below-market grants of options, the Base Price may be equal to or greater than or less than the Fair Market Value per Share on the date of award. Successive awards of Free-Standing Stock Appreciation Rights may be made to the same Participant regardless of whether Rights previously awarded to the Participant remain unexercised. The Committee shall fix the term of each Free-Standing Stock Appreciation Right at the time of award, but no Free-Standing Stock Appreciation Right awarded hereunder shall be exercisable after the expiration of ten (10) years from the date of award.

     (c) Procedure for Award. Each award of a Stock Appreciation Right shall be evidenced by a writing executed on behalf of Furniture Brands by an officer and delivered to the Participant, which writing shall describe the Stock Appreciation Rights, identify the related stock options (if applicable), state that such Stock Appreciation Rights are subject to all of the terms and conditions of this Plan, and contain such other terms and conditions not inconsistent with this Plan, as the Committee may approve.

     (d) Exercise and Payment. A Stock Appreciation Right shall be exercised by the delivery to Furniture Brands of a written notice which shall state that the Participant elects to exercise his or her Stock Appreciation Right as to the number of Shares specified in the notice. In the discretion of the Committee, Stock Appreciation Right award amounts shall be payable in cash or in Shares or in any combination thereof.

     (e) Other Provisions of Plan Applicable. All provisions of the Plan applicable to options awarded under the Plan shall apply with equal effect to Stock Appreciation Rights.

8.   PERFORMANCE SHARES.

     (a) Performance Shares; Performance Period. The Committee may award Shares covered by the Plan as units representing Performance Shares. Performance Shares represent the right to receive future payment contingent on both continuation of service with Furniture Brands and the achievement of specified performance objectives which are established at the time of award. No Shares will be issued at the time of an award of Performance Shares, but the award will represent the right to receive payment if the performance objectives are achieved. Performance objectives need not be the same in respect of all Participants and may be established separately for Furniture Brands as a whole or for its subsidiaries or portions thereof. The performance objectives shall be based upon one or more of the following criteria: sales, pre-tax earnings, net earnings, earnings per share, earnings per share growth, operating profit margin, gross profit margin, cash flow, return on equity, asset management, and total shareholder return. The performance objectives may include or exclude specified items of an unusual, non-recurring or extraordinary nature. The performance period for which achievement of any performance objective shall be measured shall not be less than three years. Performance periods may overlap one another, and a Participant may simultaneously hold awards covering overlapping periods with different performance goals.

     (b) Performance Share Awards. Performance Share awards shall be made as follows:

     (1) Performance Programs; Initial Awards. The Committee may establish one or more performance programs each with specified objectives and a specified performance period. Participants may be awarded Performance Shares in any one or more of the performance programs.

     (2) Subsequent Awards. During the term of a performance program, additional Performance Shares may be awarded (subject to the maximum number of Shares allocated to and reserved for award under the Plan), either (i) to new Participants in the program, or (ii) if circumstances so warrant, to any one or more of the initial Participants in the program. In respect of such additional awards the Committee may make such adjustments therein as it may deem reasonable on account of any lesser period of participation in the program by the holder of any subsequent award.

     (3) Notice of Awards. Upon the making of any award, the Committee shall advise the Participant in writing of the number of Performance Shares awarded and of the terms of the award.

     (c) Performance Share Payment. If the applicable targeted performance objective is met, the Participant shall be entitled to receive an amount equal to the Fair Market Value of one Share on the date of the expiration of the applicable performance period multiplied by the number of Performance Shares held. At the time it establishes the targeted performance objective, the Committee may (i) establish a minimum performance target below which no payment will be made, (ii) provide for payment of less than Fair Market Value if the minimum performance target is met but the targeted performance objective is not achieved; and/or (iii) provide for payment of greater than Fair Market Value if the targeted performance objective is exceeded, up to a maximum payment of two times the targeted performance payment. The Committee may provide that any awards under the Plan earn dividend equivalents, and such dividend equivalents will be credited to a Participant's account. Payment for Performance Shares may be in Shares, in cash, in stock equivalent units, or in any combination thereof as determined by the Committee, and any such payment may be subject to such terms, conditions or restrictions as the Committee may impose.

     (d) Time of Payment. Subject to the deferral provisions of Section 12 hereof, distribution of amounts to which a Participant is entitled after the expiration of a performance period shall be made as soon as practicable after the holder of the Performance Shares becomes entitled thereto, unless the terms of that award specify that payment of the Performance Shares is subject to specified vesting conditions after attainment of the performance objective, in which case payment shall be delayed until such vesting conditions have been satisfied.

     (e) Conditions to Payments. In order to be entitled to receive any payment on Performance Shares, a Participant must be in the employ of Furniture Brands on the expiration of the relevant performance period and must have been continuously in the employ of Furniture Brands from the time of the date of the award. No vested interest in any payment under the Performance Shares shall accrue during the performance period and no payment in respect of the Performance Shares shall be required to be made to any Participant whose employment with Furniture Brands is terminated, with or without cause, prior to the time such Participant is entitled to receive a distribution under the Plan; provided, however, that (i) if a Participant in the Plan retires prior to the time such Participant is to receive distribution on any Performance Shares awarded, the amount of payment to such Participant shall be pro-rated in such manner as the Committee shall reasonably determine, and (ii) the Committee, in its absolute discretion, may provide for such pro-rata or other payment (or no payment), as it may determine to a Participant whose employment terminates (other than by reason of retirement) prior to the time the Participant is entitled to receive distribution of Performance Shares. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate.

     (f) Determination of Achievement of Objectives. The Committee shall determine whether any performance objective of any program has been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by Furniture Brands' independent certified accountants, but may adjust such results for unusual, nonrecurring or extraordinary items. When making a Performance Share payment, the Committee shall certify in writing the achievement of the applicable performance objectives and the amount of payments to be made to each Participant.

     9. RESTRICTED STOCK. The Committee may make awards of Restricted Stock under the Plan. Each award of Restricted Stock shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling each Participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture (within the meaning of Section 83 of the Code). Awards of Restricted Stock shall be forfeitable if the Participant resigns or is discharged from the employ of Furniture Brands, with or without cause, during the restriction period, which shall in no event be less than three years. The Restricted Stock shall be forfeitable on such other terms and conditions and shall be subject to such additional restrictions as may be specified by the Committee in the notice of award. After the date of award, the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the restriction period applicable thereto; provided, however, that the Committee shall not reduce such period to less than three years.

     10. OTHER LONG-TERM INCENTIVES. Subject to the maximum number of Shares allocated to and reserved for award under the Plan, in addition to stock options, Stock Appreciation Rights, Performance Shares and Restricted Stock as described herein, the Committee may, in its sole discretion, award other equity-based, long-term incentives under the Plan, establishing therefor such terms and conditions as it may deem appropriate under the circumstances.

     11. CHANGE IN CONTROL. Any provision herein to the contrary notwithstanding, in the event of a Change of Control (as defined below) (i) all options and Stock Appreciation Rights awarded prior to such Change of Control shall become fully exercisable, (ii) Participants then holding awards of Performance Shares shall be entitled to receive such Performance Shares (or equivalent value in Shares or in cash) free of any conditions as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved, and (iii) the restriction period applicable to all Restricted Stock then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Stock shall immediately hold said Restricted Stock fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws. "Change of Control" as used in this Plan shall mean:

     (a) The purchase or other acquisition (other than from Furniture Brands) by any person, entity or group of persons, within the meaning of
          Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, Furniture Brands or its subsidiaries or any employee benefit plan of Furniture Brands or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 25% or more of either the then-outstanding Shares or the combined voting power of Furniture Brands' then-outstanding voting securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the Effective Date whose election or nomination for election by Furniture Brands' stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Furniture Brands) shall be considered as though such person were a member of the Incumbent Board; or

     (c) Approval by the stockholders of Furniture Brands of (i) a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of Furniture Brands immediately prior to such reorganization, merger or consolidation would not immediately thereafter own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or (ii) a liquidation or dissolution of Furniture Brands or (iii) the sale of all or substantially all of Furniture Brands' assets.

     12. DEFERRAL. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of any awards under this Plan in cash under such rules and procedures as it may establish under a separate deferred compensation plan.

     13. FOREIGN PARTICIPATION. The Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by Furniture Brands outside the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     14. AMENDMENT AND TERMINATION. (a) The Committee may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Committee may not, without further approval by the Furniture Brands stockholders, make any modifications which (i) would increase the total number of Shares allocated to and reserved for award under the Plan, or (ii) by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been made, adversely affect the rights of such Participant under such award.

     (b) The Committee may amend the terms of any award under the Plan, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the consent of the Participant, and in no case shall the terms of any option be amended to reduce the exercise price to a price less than the Fair Market Value on the original date of grant.

     15. PAYMENTS IN COMMON STOCK; SOURCE OF SHARES. (a) It is anticipated that any Shares delivered pursuant to the terms of the Plan will be Treasury Shares. The Committee, however, may instead utilize authorized but unissued Shares or may purchase Shares on the open market; and, subject to the approval of this Plan by the stockholders of Furniture Brands, the Board and officers of Furniture Brands are authorized to take such action as may be necessary to provide for the issuance of any or all of the Shares which may be necessary to satisfy Furniture Brands' obligations under the Plan and to cause said Shares to be listed on the New York and any other stock exchanges on which the Common Stock may at such time be listed.

     (b) Shares delivered to Participants under the Plan in satisfaction of Performance Share rights, and other Incentive Shares after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as presently amended, (the "1933 Act") and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said Shares except in a registered offering or pursuant to an available exemption from registration.

     16. EFFECTIVE DATE; TERM. (a) The Plan will become effective upon adoption by the Board of Directors of Furniture Brands on January 29, 1999 (the "Effective Date"), subject to approval of the Plan by the stockholders of Furniture Brands within twelve (12) months of such date. Awards under the Plan may be made before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such awards shall be void and of no force or effect.

     (b) The Plan shall terminate ten (10) years after the Effective Date, and no awards shall be made under the Plan after the expiration of such ten-year period. During the term of the Plan, awards may be made with terms, conditions or restrictions extending beyond the end of the term of the Plan. Conditions and restrictions in respect of awards made under the Plan during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms.

     17.  SEPARABILITY OF PROVISIONS.  With respect to  Participants  subject to
Section 16 of the 1934 Act, this Plan and transactions under the Plan are intended to comply with all applicable provisions of Rule 16b-3 under the 1934 Act or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee, and the validity, legality and enforceability of the remaining provisions of the Plan shall not be in any way affected or impaired thereby. To the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan

     18. GOVERNING LAW. To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

     Adopted by the Board of  Directors  on January 29, 1999
        and approved by the stockholders on April 29, 1999. Amended by the Board of Directors on January 24, 2002
        and approved by the stockholders on April 25, 2002.

                                                                      Exhibit 5



                               September 26, 2002




Furniture Brands International, Inc.
101 South Hanley Road
St. Louis, MO  63105



Gentlemen:


     I am General Counsel of Furniture Brands International, Inc. (hereinafter called the "Corporation") and am familiar with the Registration Statement on Form S-8 being filed today by the Corporation with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the "Act") covering the registration of 2,700,000 additional shares of its Common Stock, stated value $1.00 per share, of the Corporation (the "Common Stock") which have been authorized for issuance pursuant to the 1999 Long-Term Incentive Plan, as amended, (hereinafter referred to as the "1999 Plan").

     I am familiar with the Corporation's Restated Certificate of Incorporation, as amended, its corporate history and the proceedings relative to the authorization and issuance of its outstanding Common Stock pursuant to the exercise of options and the issuance of Stock Appreciation Rights, Performance Shares and Restricted Stock under the above 1999 Plan, and I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion.

     Based upon the foregoing, it is my opinion that (a) when the applicable provisions of the Act and such "Blue Sky" or securities laws as may be applicable shall have been complied with and (b) when issued in accordance with the terms of the options and 1999 Plan, the Common Stock so issued will be duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/  Jerry Lybarger
                                               Jerry Lybarger
                                               General Counsel

                                                                Exhibit 23(a)



                          Independent Auditor's Consent




The Board of Directors
Furniture Brands International, Inc:



We consent to incorporation by reference in the registration statement on Form S-8 of Furniture Brands International, Inc. of our report dated January 24,
2002,   relating  to  the  consolidated   balance  sheets  of  Furniture  Brands
International, Inc. and subsidiaries as of December 31, 2001 and 2000, and related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 2001 which report appears in the December 31, 2001 annual report on Form 10-K of Furniture Brands International, Inc.



KPMG LLP

St. Louis, Missouri
September 26, 2002

                                                                   Exhibit 24




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lynn Chipperfield and Robert L. Kaintz, or either of them, as his or her agent and attorney-in-fact, in his or her name to execute on behalf of the undersigned a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration under said Act of shares of Common Stock of Furniture Brands International, Inc. (the "Company") to be issued pursuant to grants made under the 1999 Long-Term Incentive Plan, as amended, the authority herein given to include execution of amendments to any part of such Registration Statement and generally to do and perform all things necessary to be done in the premises as fully and effectively in all respects as the undersigned could do if personally present.

     IN  WITNESS   WHEREOF,   this  Power  of  Attorney  has  been  executed  in
counterparts by individuals in the capacities listed below as of the 26th day of September, 2002:

       /s/        W. G. Holliman
------------------------------------------------
         W. G. Holliman

       /s/        Katherine Button Bell
------------------------------------------------
         Katherine Button Bell


      /s/         Bruce A. Karsh
------------------------------------------------
         Bruce A. Karsh


       /s/        Donald E. Lasater
------------------------------------------------
         Donald E. Lasater



       /s/        Lee M. Liberman
------------------------------------------------
         Lee M. Liberman


       /s/        Richard B. Loynd
------------------------------------------------
         Richard B. Loynd


        /s/       Albert E. Suter
------------------------------------------------
         Albert E. Sutter